UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 3, 2005

AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 North Central Avenue, Suite 550, Glendale, California	91203

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 500-0225

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 3, 2005, American Reprographics Company held a conference call discussing financial results for the fourth quarter and the year ended December 31, 2004. We are furnishing a transcript of that call to the SEC as Exhibit 99.1 which is hereby incorporated by reference into this Item 2.02. Note that the press release regarding financial results for the fourth quarter and the year ended December 31, 2004 that was released on March 3, 2005 was previously furnished to the SEC on Form 8-K on March 3, 2005.

Certain of the information contained in the transcript of the conference call is non-GAAP (generally accepted accounting principles) information within the meaning of SEC Regulation G. This information is provided for a clearer or more complete understanding of comparative information and because management of the Company believes that this information provides investors with useful information. Non-GAAP information should not be considered as a substitute for, or superior to, the reporting of results on a GAAP basis, which is provided in the Company’s press release referenced above. A reconciliation of non-GAAP to GAAP information is set forth in the press release referenced above. This press release is posted on the Company’s web site, www.e-arc.com, under the heading “Investor Relations” followed by “News Releases.” The furnishing of this Form 8-K does not constitute an admission as to the materiality of any information contained in this report, that the information contained herein is material investor information that is not otherwise publicly available or that such furnishing is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Transcript of American Reprographics Company Conference Call dated March 3, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2005	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of American Reprographics Company Conference Call dated March 3, 2005